UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2011

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 16, 2011, the Board of Directors of TravelCenters of America LLC, or we, our or us, approved a form of indemnification agreement and authorized our entry into such indemnification agreement on an ongoing basis with our directors and officers.  A copy of the form of indemnification agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.  The following description is qualified in its entirety by reference to the form of indemnification agreement.

Our indemnification agreement provides for indemnification of an indemnitee to the maximum extent permitted under Delaware law in the event the indemnitee is involved or threatened to be involved, as a party or otherwise, in connection with any proceeding by reason of the indemnitee’s status with or service to the Company or to another entity at the Company’s request.  Our indemnification agreement also provides for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to our receipt of a written undertaking requiring reimbursement in certain circumstances.  In addition, our indemnification agreement governs various procedural matters related to indemnification.

The rights of an indemnitee under an indemnification agreement with us are in addition to any other rights under our Amended and Restated Limited Liability Company Agreement and our Amended and Restated Bylaws, as they made be amended from time to time, and Delaware law.

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this report is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Dated: August 16, 2011

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Indemnification Agreement